FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report:  September, 1997


                      MAINE PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)



            Maine                   1-3429          01-0113635
(State, or other jurisdiction    (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


209 State Street, Presque Isle, Maine                 04769
(Address of principal executive offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code   207-768-5811









Current Report, Form 8-K for                            Date of Report
Maine Public Service Company                         September 4, 1997

Item 5. Other Material Events - Proposed Disposition of Company's Generation and Generation-Related Assets Pursuant to State Law Mandating Electric Utility Industry Restructuring

          On May 29, 1997, Governor King signed into law legislation entitled "An Act To Restructure The State's Electric Industry" (the Act). Please refer to the Company's Form 10-Q for the quarter ended June 30, 1997 for a complete description of the Act. Under the Act, all electric utilities in Maine must divest themselves of their generation or generation-related assets, located in the United States, by March 1, 2000.

          On August 29, 1997, the Company announced its intent to begin the sale of all of its 91.7 MW of hydroelectric and fossil fuel generating assets by March 1, 1998 as well as its rights under a power purchase agreement for the 18.1 MW output of the Wheelabrator-Sherman Energy Company, an independent power producer. The Company's evaluation of the timing of the proposed sale identified several advantages to proceeding with the divestiture at this time as opposed to waiting until a time closer to the statutory deadline. Among these reasons are the high interest in the area's generating assets engendered by both the New England Electric System's and Central Maine Power Company's recently announced intent to sell their assets, the current tight capacity situation in New England and the New Brunswick Power Corporation's January 1, 1998 implementation of an open access transmission tariff.

          On August 29 and September 2, 1997, the Company mailed to over 300 utilities, businesses, power marketers and generators in the United States and Canada a letter briefly identifying the assets to be sold and soliciting expressions of interest. Interested bidders will be required to sign a confidentiality agreement and will then be furnished with an Offering Memorandum that describes in considerable detail the assets being sold and the transaction process. Interested parties may also visit and inspect the Company's various facilities and review the Company's generating asset-related documents and records at the Company's place of business. According to the schedule in this Offering Memorandum, by October 27, 1997, all interested bidders must submit a non-binding Statement of Qualifications indicating their abilities to operate and maintain the assets and to consummate the transfer. On November 10, 1997, the Company will notify short-listed bidders to begin their due diligence activities. Short-listed bidders will be selected based on their technical and financial qualifications. On December 8, 1997, binding proposals will be due from these bidders. By March 1, 1998, the Company intends to complete negotiations with these bidders for the transfer of the assets. Stone and Webster Management Consultants, Inc. is assisting the Company in this process.




















































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Current Report, Form 8-K for                            Date of Report
Maine Public Service Company                         September 4, 1997

          Because of the Company's obligation as sole supplier in its service territory until March 1, 2000, the Company's proposed sale has an option where bidders can offer to sell to the Company the generation through February 29, 2000. On August 26, 1997, the Company also issued an RFP for power supply through the same period.

          The assets to be sold include:

          -    Millinocket Lake Storage Dam in T-7, R-9, WELS, Maine
          - 1.4 MW of hydroelectric power at Squa Pan Generating Station and Storage Dam in Masardis, Maine
          - 30.9 MW Caribou Generating Station, consisting of 23 MW of oil-fired steam power, 7 MW of diesel power, and .9 MW of hydroelectric power, all in Caribou, Maine
          - 4.2 MW of diesel power at Flo's Inn Generating Station in Presque Isle, Maine
          - a dismantled diesel unit at Houlton Generating Station in Houlton, Maine
          - a 3.3455% interest, equal to 20.7 MW, in the Wyman Unit No. 4 oil-fired conventional thermal plant in Yarmouth, Maine
          - rights to 18.1 MW under the Power Purchase Agreement with the Wheelabrator-Sherman Energy Company, a wood-burning cogenerator, located in Sherman Mills, Maine

          The Company has also offered for sale the property of its wholly-owned Canadian subsidiary, The Maine and New Brunswick Electrical Power Company, Limited. The subsidiary's principal asset is the 34.5 MW Tinker Station, consisting of 33.5 MW of hydroelectric power and 1 MW of diesel power, located in Aroostook Junction, New Brunswick. The Company is offering to sell the subsidiary or its assets under one of three options:

          (a) Purchase of the entire stock ownership of the Subsidiary, which will transfer title to all the Subsidiary's assets;

          (b)  Purchase of only the Subsidiary's generating assets; and

          (c) Purchase of only the right to the output of the Subsidiary's generating assets, with title to the assets remaining with the Subsidiary.








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Current Report, Form 8-K for                            Date of Report
Maine Public Service Company                         September 4, 1997

          This plan must be approved by the Maine Public Utilities Commission (MPUC) after hearing. The Company intends to file its petition for approval with the MPUC early in September.
          It cannot predict the timing or the nature of the MPUC's final decision in this matter. Moreover, sale of any generating assets located in the Province of New Brunswick, Canada, to any entity other than the New Brunswick Power Corporation requires the approval of the Provincial government.


                                   MAINE PUBLIC SERVICE COMPANY
                                             Registrant



Dated:  September 4, 1997           /s/ Larry E. LaPlante
                                   Larry E. LaPlante, Vice President
                                   Finance, Administration and Treasurer
































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